Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in the Current Report, unless defined below. As used in this unaudited pro forma condensed combined financial information, “ConnectM” refers to ConnectM Technology Solutions Inc. prior to the Business Combination.

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X and presents the combination of the historical financial information of MCAC and ConnectM, adjusted to give effect to the Business Combination and the other events contemplated by the Business Combination Agreement. Unless otherwise indicated or the context otherwise requires, references to the “Combined Company” or “New ConnectM” refer to New ConnectM and its consolidated subsidiaries after giving effect to the Business Combination.

The unaudited pro forma condensed combined balance sheet as of March 31, 2024, combines the historical balance sheet of MCAC as of March 31, 2024, and the historical balance sheet of ConnectM as of March 31, 2024 on a pro forma basis as if the Business Combination and the other events contemplated by the Business Combination Agreement had been consummated on March 31, 2024. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2024, combines the historical statements of operations of MCAC for the three months ended March 31, 2024, and the historical statements of operations of ConnectM for the three months ended March 31, 2024 on a pro forma basis as if the Business Combination and the other events contemplated by the Business Combination Agreement had been consummated on January 1, 2023, the beginning of the earliest period presented.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023, combines the historical statements of operations of MCAC for the year ended December 31, 2023, and the historical statements of operations of ConnectM for the year ended December 31, 2023 on a pro forma basis as if the Business Combination and the other events contemplated by the Business Combination Agreement had been consummated on January 1, 2023, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial information and accompanying notes have been derived from and should be read in conjunction with:

•	the historical unaudited condensed consolidated financial statements of MCAC as of and for the three months ended March 31, 2024, and the related notes, which are included in MCAC’s Quarterly Report on Form 10-Q filed with the SEC on May 14, 2024 (the “MCAC 10-Q”);

•	the historical audited consolidated financial statements of MCAC as of and for the year ended December 31, 2023 and the related notes, which are included in MCAC’s Annual Report on Form 10-K filed with the SEC on March 13, 2024 (the “MCAC 10-K”);

•	the historical unaudited condensed consolidated financial statements of ConnectM as of and for the three months ended March 31, 2024, and the related notes;

•	the historical audited consolidated financial statements of ConnectM as of and for the year ended December 31, 2023 and the related notes;

•	other information relating to MCAC and ConnectM contained in this Current Report, including the Business Combination Agreement and the description of certain terms thereof.

The unaudited pro forma condensed combined financial information should also be read together with the sections of the MCAC 10-K and the MCAC 10-Q entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” as well as other financial information included elsewhere in this Current Report.

Description of the Business Combination

On December 31, 2022, MCAC, Chronos Merger Sub (a wholly owned subsidiary of MCAC) and ConnectM entered into the Business Combination Agreement pursuant to which Chronos Merger Sub merged with and into ConnectM, with ConnectM surviving the Merger. ConnectM became a wholly owned subsidiary of MCAC and MCAC was renamed “ConnectM Technology Solutions, Inc.”, referred to herein as the “Combined Company” or “New ConnectM”. Upon the consummation of the Business Combination, the Business Combination Consideration was distributed as follows (in each case, rounded down to the nearest whole share):

•	each outstanding share of ConnectM common stock was cancelled and converted into the right to receive a number of shares of New ConnectM common stock equal to the Exchange Ratio of 3.3214;

•	each outstanding share of ConnectM preferred stock was converted into ConnectM common stock immediately prior to the Business Combination based on the applicable conversion ratio immediately prior to the Effective Time. The shares of ConnectM common stock received upon such conversion were then cancelled and converted into the right to receive a number of shares of Common Stock equal to the Exchange Ratio of 3.3214;

•	each outstanding ConnectM option or ConnectM warrant was converted into an option or warrant, as applicable, to purchase a number of shares of New ConnectM common stock equal to (A) the number of shares of ConnectM common stock subject to such option or warrant multiplied by (B) the Exchange Ratio at an exercise price per share equal to the current exercise price per share for such option or warrant divided by the Exchange Ratio of 3.3214. Each option and warrant to purchase shares of New ConnectM common stock are otherwise subject to the same terms; and

•	As of March 31, 2024 and December 31, 2023, ConnectM had $2.25 million in Convertible Notes. The Convertible Notes were converted into shares of ConnectM. Under the terms of the Convertible Notes, the entire amount outstanding, including accrued interest must was converted. The total number of shares of ConnectM stock issued are equal to the lesser of (i) 80% of the price per share of each share to be sold to other investors and (ii) $7.00 per share. The convertible notes were fully settled at the date of the initial business combination.

Other Related Transactions in Connection with the Business Combination

On July 10, 2024, MCAC entered into a (i) Satisfaction and Discharge of Indebtedness Pursuant to Underwriting Agreement Dated May 10, 2022 (the “Discharge Agreement”) and (ii) Promissory Note (the “Note”), in each case with EF Hutton LLC (formerly EF Hutton, a division of Benchmark Investments, LLC, “EFH”). On July 11, 2024, the Company and EFH amended and restated the Discharge Agreement (the “Amended Discharge Agreement”) and the Note (the “Amended Note”). Pursuant to the Amended Discharge Agreement, in lieu of the Company tendering the full amount of the $3,680,000 Deferred Underwriting Commission (as defined in the Underwriting Agreement, dated May 10, 2022, by and between the Company and EFH) in cash at the closing of the Company’s initial business combination, EFH agreed to accept from the Company (i) a payment of $500,000 in cash within 30 days of the closing of the Company’s initial business combination pursuant to the Amended Note and (ii) issuance of the Amended Note. The Amended Note has a principal amount of $3,680,000, matures in one year and shall be due and payable upon the demand of EFH and upon certain events of default. The Company may prepay the Amended Note in whole or in part at any time without penalty. In addition, the Company is obligated to pay toward the Note 10% of the aggregate gross proceeds from any sale of equity or equity derivative instruments of the Company. Within five days of the maturity date of the Amended Note, the Company may elect to convert the Amended Note into shares of common stock of the Company based on the 5-day trailing volume weighted average price of the Company’s common stock at the maturity date of the Amended Note (subject to compliance with applicable rules of the Nasdaq Stock Market).

On July 10, 2024, MCAC issued 750,000 Working Capital Warrants in respect of the cancellation and conversion of $750,000 of principal underlying certain convertible promissory notes by and between MCAC and its Sponsor, with each whole warrant entitling the holder to purchase one share of MCAC's Class A Common Stock at a price of $11.50 per share.

Accounting for the Business Combination

Notwithstanding the legal form of the Business Combination pursuant to the Business Combination Agreement, the Business Combination will be accounted for as a reverse recapitalization in accordance with US GAAP. Under this method of accounting, MCAC will be treated as the acquired company and ConnectM will be treated as the acquirer for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of New ConnectM will represent a continuation of the financial statements of ConnectM, with the Business Combination treated as the equivalent of ConnectM issuing stock for the net assets of MCAC, accompanied by a recapitalization. The net assets of MCAC will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of ConnectM. ConnectM has been determined to be the accounting acquirer based on an evaluation of the following facts and circumstances:

•	the New ConnectM Board consists of five directors, four of which have been designated by ConnectM and one of which has been designated by MCAC;

•	ConnectM’s existing senior management team compromises the majority of the senior management of the Combined Company;

•	ConnectM’s operations prior to the Business Combination comprise the ongoing operations of New ConnectM as MCAC had minimal operations pre-combination; and

•	The historical shareholders of ConnectM own the majority of the shares outstanding of the combined company.

Basis of Pro Forma Information

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an illustrative understanding of New ConnectM upon consummation of the Business Combination in accordance with GAAP and the other events contemplated by the Business Combination Agreement in accordance with GAAP.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial information are described in the accompanying notes. The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination occurred on the dates indicated, and does not reflect adjustments for any anticipated synergies, operating efficiencies, tax savings or cost savings. Any cash proceeds remaining after the consummation of the Business Combination and the other events contemplated by the Business Combination Agreement are expected to be used for general corporate purposes. Further, the unaudited pro forma condensed combined financial information does not purport to project the future operating results or financial position of New ConnectM following the consummation of the Business Combination. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available and analyses are performed. Any historical relationships prior to the transactions discussed in this proxy statement/prospectus have been recorded as pro forma adjustments to eliminate activities between the companies.

The following summarizes the pro forma shares of New ConnectM Common Stock issued and outstanding immediately after the Business Combination:

	Pro Forma Combined
	Number of Shares	% Ownership
New ConnectM Class A public shares (1)	193,142	0.91%
Rights issued to Class A common stockholders (2)	920,000	4.36%
Founder Shares (3)	2,300,000	10.89%
Meteora Forward Purchase Agreement (4)	3,288,466	15.57%
New ConnectM shares issued in merger to ConnectM (5)	14,422,449	68.27%
Shares outstanding	21,124,057	100.00%

(1)	In connection with the special meetings of stockholders on May 7, 2024 and July 10, 2024, stockholders holding 228,878 and 3,665,639 shares of MCAC Class A Common Stock, respectively, issued in the Initial Public Offering of MCAC exercised their right to redeem such shares for a pro rata portion of the funds in the Trust Account as of each date. As a result, approximately $2.6 million (approximately $11.21 per share after removal of interest to pay taxes) was removed from the Trust Account to pay such holders on May 7, 2024, and approximately $41.7 million (approximately $11.36 per share after removal of interest to pay taxes) was removed from the Trust Account to pay such holders on July 10, 2024.

(2)	Each holder of the Rights issued at the IPO date automatically received one-tenth (1/10) of one share of Class A common stock upon the consummation of the initial Business Combination. No additional consideration was required to be paid by a holder of Rights in order to receive his, her, or its additional Class A common stock upon consummation of the initial business combination. The Class A common stock issuable upon exchange of the Rights is freely tradable (except to the extent held by affiliates of the Company). This reflects the ownership percentage of those holders of such Rights issued.

(3)	All of the Founder Shares were converted into shares of Class A Common Stock at the Closing.

(4)	In connection with the execution of the Merger Agreement, MCAC and Meteora Special Opportunity Fund (“Meteora”), entered into the Forward Purchase Agreement for a Forward Purchase Transaction. Pursuant to the terms of the Forward Purchase Agreement, Meteora intended to purchase in the open market through broker shares of MCAC Class A Common Stock from holders of MCAC Class A Common Stock (other than MCAC or affiliates of MCAC), including from those who have elected to redeem shares of MCAC Class A Common Stock pursuant to the redemption rights set forth in the Current Charter. On the Closing Date, Meteora, from the open market, purchased approximately 3.3 million of MCAC's Class A Common Stock. Thus, such shares would be outstanding for the three months ended March 31, 2024.

(5)	In connection with the consummation of the business combination and as further outlined within this Current Report, the total Merger Consideration is 14,500,000 of MCAC common stock, subject to an upward adjustment depending on the extent to which MCAC's transaction expenses exceed $8,000,000. This threshold was not achieved, and as such, no upward adjustment occurred. Such Merger Consideration includes the ConnectM warrants, which are issued and outstanding, but require exercise by the warrant holders. As such, these are not considered to be issued and outstanding as of the date of the consummation of the business combination.

The pro forma table above excludes those New ConnectM shares reserved for the future exercises of ConnectM options and warrants.

The following table summarizes the total New ConnectM shares issuable to the ConnectM shareholders in connection with the Business Combination:

	Shares	%
ConnectM Common Stock	5,291,194	37%
Series Seed Preferred Stock	2,139,081	15%
Series Seed-1 Preferred Stock	302,645	2%
Series A-1 Preferred Stock	2,468,026	17%
Series B-1 Preferred Stock	2,158,388	15%
Series B-2 Preferred Stock	995,523	7%
Convertible Debt	1,067,592	7%
Total	14,422,449	100%

The below demonstrates the dilutive effect of certain equity issuances related to the Business Combination, which would not otherwise be present in an underwritten public offering.

	Pro Forma Combined
Trust Account Value as of March 31, 2024	$856,867

	Number of Shares	Net Cash per Share
Base Scenario (1)	21,124,057	$0.04
Excluding Founders Shares (2)	18,824,057	$0.05
Exercising SPAC Public Warrants (3)	30,324,057	$0.03
Exericising SPAC Private Warrants (4)	24,164,057	$0.04
Exercising SPAC Working Capital Warrants	21,874,057	$0.04
Exercising SPAC Public, Private, and Working Capital Warrants (6)	34,114,057	$0.03
Exercising ConnectM Stock Options and Warrants (7)	21,675,545	$0.04
Exercising All Securities (8)	34,665,544	$0.02

(1)	Represents (a) the 14,422,449 shares of New ConnectM Common Stock that would be issued to current ConnectM equityholders in connection with the Business Combination, (b) the issuance of 920,000 Rights to MCAC Class A Stockholders, (c) the conversion of 2,300,000 shares of Class B Common Stock held by Founders (c) the Public Shares (d) 3,288,466 shares of issued to Meteora under the forward purchase agreement.

(2)	Represents the Base Scenario excluding the 2,300,000 shares of New ConnectM Common Stock converted from SPAC Class B Common Stock by Founders.

(3)	Represents the Base Scenario plus the full exercise of the SPAC Public Warrants.

(4)	Represents the Base Scenario plus the full exercise of the SPAC Private Warrants.

(5)	Represents the Base Scenario plus the full exercise of the SPAC Working Capital Warrants

(6)	Represents the Base Scenario plus the full exercise of the SPAC Public Warrants, SPAC Private Warrants, and the SPAC Working Capital Warrants

(7)	Represents the Base Scenario plus the full exercise of the ConnectM Stock Options and Warrants

(8)	Represents the Base Scenario plus the full exercise of the SPAC Public Warrants, the SPAC Private Warrants, the SPAC Working Capital Warrants, the ConnectM Stock Options, and the ConnectM Warrants.

If the actual facts are different than these assumptions, then the amounts and shares outstanding in the unaudited pro forma condensed combined financial information will be different and those changes could be material.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF March 31, 2024

	MCAC (Historical)	ConnectM (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash	$3,696	$861,928	$856,867	(4)	$-
		-	(4,803,161)	(6)
		-	(369,457)	(12)
		-	(98,460)	(14)
		-	(55,201)	(18)
		-	(162,491)	(19)
			3,766,279	(20)
Accounts receivable, net	-	1,032,118	-		1,032,118
Contract asset	-	-	-		-
Convertible note receivable	-	445,000	(445,000)	(13)	-
Inventory	-	350,030	-		350,030
Deferred offering costs	-	1,612,493	(1,612,493)	(21)	-
Term extension fees funding	-	3,468,578	(3,468,578)	(17)	-
Prepaid expenses and other current assets	1,667	455,170	-		456,837
Income tax receivable	-	-	-		-
Total current assets	5,363	8,225,317	(6,391,695)		1,838,985
Marketable securities held in trust account	80,714,142	-	(43,297,721)	(1)	$-
			(36,559,554)	(3)
			(856,867)	(4)
Operating lease right-of- use assets, net	-	248,969	-		248,969
Finance lease right-of- use assets, net	-	222,343	-		222,343
Property and equipment, net	-	1,080,060	-		1,080,060
Intangible assets, net	-	2,246,619	-		2,246,619
Goodwill	-	1,728,236	-		1,728,236
Investment recorded at cost	-	45,000	-		45,000
Total assets	$80,719,505	$13,796,544	$(87,105,837)		$7,410,212

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ (DEFICIT) EQUITY

Current liabilities:
Accounts payable	$-	$4,174,788	$(966,254)	(6)	$6,974,813
			$3,766,279	(20)
Accrued offering costs	55,201	-	(55,201)	(18)	-
Due to Libertas	-	1,057,275	-		1,057,275
Accrued expenses	3,561,897	2,379,480	(2,836,907)	(6)	3,104,470
Convertible note- related party	1,119,457	-	(1,119,457)	(12)	-
Convertible note	445,000		(445,000)	(l3)	-
Due to Sponsor- related party	98,460	-	(98,460)	(14)	-
Deferred credit - term extension fee funded by acquisition target company	3,468,578	-	(3,468,578)	(17)	-
Current portion of long-term debt- related party		85,141			85,141
Current portion of long-term debt, net of	-	13,038,821			13,038,821
Current portion of convertible debt, at fair value		2,302,093	(2,302,093)	(11)	-
Current portion of operating lease liability	-	107,039	-		107,039
Current portion of finance lease liability	-	97,876	-		97,876
Convertible Note - current	-	-	3,680,000	(7)	3,680,000
Contract liabilities	-	704,570	-		704,570
Income taxes payable	162,491	-	(162,491)	(19)	-
Total current liabilities	8,911,084	23,947,083	(4,008,162)		28,850,005
Deferred underwriting fees payable	3,680,000	-	(3,680,000)	(7)	-
Forward purchase agreement liability	27,950,000	-	(420,000)	(15)	27,530,000
Noncurrent portion of operaitng lease liability	-	149,188			149,188
Noncurrent portion of finance lease liability	-	180,774			180,774
Noncurrent portion of debt, net of debt	-	1,594,877	-		1,594,877
Total liabilities	40,541,084	25,871,922	(8,108,162)		58,304,844
Commitments and contingencies
Class A common stock subject to possible redemption	80,469,992	-	(43,297,721)	(1)	-
			(612,717)	(2)
			(36,559,554)	(3)
Redeemable Convertible Preferred stock
Series Seed	-	2,200,000	(2,200,000)	(5)	-
Series Seed-1	-	292,625	(292,625)	(5)	-
Series A-1	-	3,195,192	(3,195,192)	(5)	-
Series B-1	-	3,983,538	(3,983,538)	(5)	-
Series B-2	-	2,310,929	(2,310,929)	(5)	-
Total redeemable convertible preferred stock	-	11,982,284	(11,982,284)	(5)	-
Stockholders’ (deficit) equity
Class A common stock	14	-	329	(3)	2,113
	-	-	6	(2)
			806	(5)
			230	(8)
			529	(9)
			107	(11)
			92	(16)
Class B common stock	230	-	(230)	(8)	-
Common stock (ConnectM)	-	159	(159)	(9)	-
Additional paid-in-capital	-	1,307,106	612,711	(2)	11,027,736
			36,559,225	(3)
			11,981,478	(5)
			(500,000)	(6)
			(370)	(9)
			(40,371,815)	(10)
			2,301,986	(11)
			750,000	(12)
			(92)	(16)
			(1,612,493)	(21)
Cash in escrow for forward purchase agreement shares	-	-	(36,559,554)	(3)	(36,559,554)
Accumulated (deficit) equity	(40,291,815)	(25,466,061)	(500,000)	(6)	(25,466,061)
			40,371,815)	(10)
			420,000	(15)
Accumulated other comprehensive income		125,142			125,142
Noncontrolling interest		(24,008)			(24,008)
Total stockholders’ (deficit) equity	(40,291,571)	(24,057,662)	13,454,601		(50,894,632)
Total liabilities, redeemable convertible preferred stock and stockholders’ (deficit) equity	$80,719,505	$13,796,544	$(87,105,837)		$7,410,212

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2024

The transaction accounting adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2024 are as follows:

(1)     In connection with the special meetings of stockholders on May 7, 2024 and July 10, 2024, stockholders holding 228,878 and 3,665,639 shares of MCAC Class A Common Stock, respectively, issued in the Initial Public Offering of MCAC exercised their right to redeem such shares for a pro rata portion of the funds in the Trust Account. As a result, approximately $2.6 million (approximately $11.21 per share after removal of interest to pay taxes) was removed from the Trust Account to pay such holders on May 7, 2024, and approximately $41.7 million (approximately $11.36 per share after removal of interest to pay taxes) was removed from the Trust Account to pay such holders on July 10, 2024. To reflect these redemptions, 3,894,517 shares of Class A Common Stock are assumed to be redeemed at the March 31, 2024 value of $11.12 per share of MCAC Class A Common Stock. The value per share utilized reflects the amounts available in the Trust Account, less any amounts withheld for the payment of income taxes and franchise taxes.

(2)     Reflects the transfer of MCAC's Class A Common Stock subject to possible redemptions as of March 31, 2024 to permanent equity.

(3)     In connection with the execution of the Merger Agreement, MCAC and Meteora Special Opportunity Fund (“Meteora”), entered into the Forward Purchase Agreement for a Forward Purchase Transaction. On the Closing Date, Meteora, from the open market, purchased approximately 3.3 million shares of MCAC's Class A Common Stock. To reflect this, 3,288,466 shares of Class A Common Stock are assumed to be purchased by Meteora at the March 31, 2024 value of $11.12 per share. In accordance with the Forward Purchase Transaction, the funds associated with this purchase are to be placed in an escrow account, which will be released to Meteora or ConnectM no later than the third anniversary of the Merger. The Company believes that the substance of this payment is akin to a subscription receivable for shares in New ConnectM. As such, this has been presented as a reduction of equity in accordance with Rule 5-02 of Regulation S-X.

(4)     Reflects the liquidation and reclassification of cash and marketable securities held in the Trust Account that becomes available for general use by New Connect M following the Business Combination. This represents the remaining funds within the Trust Account subsequent to the redemptions made by the Class A Shareholders as explained in adjustment #1 and the purchase of those Class A shares by Meteora as explained in adjustment #2.

(5)     Reflects the exchange of all ConnectM preferred stock (Seed, Seed-1, Series A-1, Series B-1, and Series B-2) into new ConnectM common stock pursuant to the conversion rate for such shares of new ConnectM preferred stock effective in connection with the closing.

(6)     Reflects the preliminary estimated payment of direct and incremental transaction costs incurred prior to or concurrent with the Business Combination of approximately $4.8 million that have not already been settled in cash (exclusive of the deferred underwriters' discount discussed below) which are to be cash settled upon Closing in accordance with the Business Combination Agreement. Transaction costs include legal, accounting, financial advisory and other professional fees related to the Business Combination. Of the total cash transaction costs incurred or remaining to be incurred of approximately $4.8 million, approximately $1.4 million are to be incurred by ConnectM, of which approximately $0.9 million have already been invoiced for, and included in deferred offering costs with the remaining $0.5 million being charged to additional paid-in capital and approximately $3.4 million are to be incurred by MCAC, of which approximately $2.9 million have already been invoiced for, with the remaining $0.5 million are to be charged to expenses through accumulated deficit.

(7)     On July 10, 2024, MCAC entered into a (i) Satisfaction and Discharge of Indebtedness Pursuant to Underwriting Agreement Dated May 10, 2022 (the “Discharge Agreement”) and (ii) Promissory Note (the “Note”), in each case with EF Hutton LLC (formerly EF Hutton, a division of Benchmark Investments, LLC, “EFH”). On July 11, 2024, the Company and EFH amended and restated the Discharge Agreement (the “Amended Discharge Agreement”) and the Note (the “Amended Note”). Pursuant to the Amended Discharge Agreement, in lieu of the Company tendering the full amount of the $3,680,000 Deferred Underwriting Commission (as defined in the Underwriting Agreement, dated May 10, 2022, by and between the Company and EFH) in cash at the closing of the Company’s initial business combination, EFH agreed to accept from the Company (i) a payment of $500,000 in cash within 30 days of the closing of the Company’s initial business combination pursuant to the Amended Note and (ii) issuance of the Amended Note. The Amended Note has a principal amount of $3,680,000, matures in one year and shall be due and payable upon the demand of EFH and upon certain events of default. The Company may prepay the Amended Note in whole or in part at any time without penalty. In addition, the Company is obligated to pay toward the Note 10% of the aggregate gross proceeds from any sale of equity or equity derivative instruments of the Company until the liability is relieved. Within five days of the maturity date of the Amended Note, the Company may elect to convert the Amended Note into shares of common stock of the Company based on the 5-day trailing volume weighted average price of the Company’s common stock at the maturity date of the Amended Note (subject to compliance with applicable rules of the Nasdaq Stock Market). As such, the Company has reflected the execution of the Note as of March 31, 2024, with $3.68 million outstanding on MCAC's balance sheet as of the closing of the initial business combination.

(8)     Reflects the conversion of MCAC's Class B Common Stock to Class A Common Stock.

(9)     Reflects the recapitalization of equity as a result of the exchange of ConnectM common stock for Class A Common Stock at the Exchange Ratio, less any warrants held by warrant holders as the warrants are required to be exercised by the holder.

(10)     Reflects the elimination of any remaining MCAC's accumulated deficit to additional paid-in capital.

(11)     Reflects the settlement of the ConnectM Convertible Notes upon the closing of the Business Combination. Upon the closing of the Business Combination, the Convertible Notes would be settled through the issuance of shares of New ConnectM Class A Common Shares. Under the terms of the Convertible Notes, the entire amount of the Convertible Notes outstanding must be converted, along with any unpaid accrued interest. Shares to be issued are equal to $7.00 per share. Under the terms of the Convertible Notes, ConnectM was required pay off the convertible notes by September 24, 2024. The convertible notes were assumed to be fully settled at the date of the initial business combination.

(12)     In order to finance transaction costs in connection with an initial business combination, the Sponsor, an affiliate of the Sponsor, or certain of MCAC’s officers and directors or their affiliates may, but are not obligated to, loan MCAC funds as may be required (“Working Capital Loans”). During the three months ended March 31, 2024, the Sponsor loaned the Company $380,000 in Working Capital Loans. The Working Capital Loans are to be repaid upon consummation of a Business Combination, without interest, or, at the lender’s option, up to $1.5 million of the outstanding Working Capital Loans are convertible into Private Warrants at a price of $1.00 per warrant. As of March 31, 2024, the Company had $1.1 million borrowed under the Working Capital Loans from the Sponsor. On July 10, 2024, MCAC issued 750,000 Working Capital Warrants in respect of the cancellation and conversion of $750 thousand of principal underlying certain convertible promissory notes by and between MCAC and its Sponsor, with each whole warrant entitling the holder to purchase one share of MCAC's Class A Common Stock at a price of $11.50 per share. As such, the Company has satisfied $750 thousand of principal associated with the Working Capital Loans through the issuance of Working Capital Warrants, with the remaining balance being presented as satisfied with cash.

(13)     During the year ended December 31, 2023, the Company received $445,000 from ConnectM in the form of convertible notes, with terms identical to those of the notes from the Sponsor. As of March 31, 2024, $445,000 was due to ConnectM, included in Convertible Notes in the accompanying consolidated balance sheet. This represents the cancellation of such notes upon completion of the Business Combination.

(14)     The Due to Sponsor - related party balance as of March 31, 2024 totaled $98 thousand, which represents unpaid monthly administrative fees, cash collected on behalf of the Sponsor in connection with the sale of the Founder Shares to the Anchor Investors, and funds reserved for payment of the Company’s income taxes. This reflects the assumed settlement of these payables in cash upon the execution of the business combination.

(15)     Reflects the adjustment to the fair value of the put option associated with the Forward Purchase Agreement Liability as part of the completion of the Merger as of the date of the transaction, of July 12, 2024.

(16)     On May 13, 2022 in connection with its public offering, MCAC sold 9,200,000 Units at a price of $10.00 per Unit. Each Unit consists of one share of Common Stock, par value $0.0001 per share, one Public Warrant and one right to receive one-tenth (1/10) of one share of Common Stock upon consummation of the initial business combination (each a “Right”). This adjustment reflects the issuance of such rights upon the completion of the initial business combination.

(17)     On May 9, 2023, the Company extended the period of time to consummate its Business Combination by three months, from May 13, 2023 to August 13, 2023, pursuant to the deposit of $920,000 to the Trust Account by ConnectM (the “First Extension Payment”). On August 11, 2023, MCAC further extended the period of time to consummate its Business Combination by an additional three months from August 13, 2023 to November 13, 2023, pursuant to the deposit of $920,000 to the Trust Account by ConnectM (the “Second Extension Payment”). On November 9, 2023, MCAC further extended the period of time to consummate its Business Combination by an additional one-month period from November 13, 2023 to December 13, 2023 (the “First Additional Extension Period”) pursuant to the Additional Extension Options, by ConnectM’s deposit of approximately $325,715 into the Trust Account. On December 11, 2023, MCAC further extended the period of time to consummate its Business Combination by an additional one-month period from December 13, 2023 to January 13, 2024 (the “Second Additional Extension Period”) pursuant to the Additional Extension Options, by ConnectM’s deposit of approximately $325,716 into the Trust Account. On January 8, 2024, MCAC further extended the period of time to consummate its Business Combination by an additional one-month period from January 13, 2024 to February 13, 2024 (the "Third Additional Extension Period") pursuant to the Additional Extension Options, by ConnectM's deposit of approximately $325,716 into the Trust Account. On February 11, 2024, MCAC further extended the period of time to consummate its Business Combination by an additional one-month period from February 13, 2024 to March 13, 2024 (the "Fourth Additional Extension Period") pursuant to the Additional Extension Options, by ConnectM's deposit of approximately $325,716 into the Trust Account. On March 11, 2024, MCAC further extended the period of time to consummate its Business Combination by an additional one-month period from March 13, 2024 to April 13, 2024 (the "Fourth Additional Extension Period") pursuant to the Additional Extension Options, by ConnectM's deposit of approximately $325,716 into the Trust Account. MCAC recognized a deferred credit in the amount of $3.5 million in connection with these payments. Additionally, upon payment, ConnectM recognized a receivable that was due from MCAC. This reflects the settlement of these transactions upon completion of the initial business combination.

(18)     Reflects the settlement of any accrued offering costs in cash upon the successful completion of a business combination.

(19)     Reflects the settlement of any income and other tax liabilities held by MCAC through cash of the combined company upon the completion of a successful business combination.

(20)     This represents the recording of a liability for those transaction-related liabilities that were not able to be satisfied with the proceeds from the Trust Account following satisfaction of redemptions by the public shareholders, less any required payments for income taxes.

(21)     SAB Topic 5.A states that "specific incremental costs directly attributable to a proposed or actual offering of securities may properly be deferred and charged against the gross proceeds of the offering." As such, the deferred costs incurred by ConnectM will be offset against the additional paid-in capital. This entry reflects the release of any deferred offering costs recognized by ConnectM to additional paid in capital.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2024

	MCAC (Historical)	ConnectM (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Revenues	-	5,755,195	-		5,755,195
Costs and expenses	-	-	-		-
Cost of services	-	3,770,386	-		3,770,386
Selling, general and administrative	860,772	3,399,447	(500,000)	(2)	3,760,219
Total operating expenses	860,772	7,169,833	(500,000)		7,530,605

Loss from operations	(860,772)	(1,414,638)	500,000		(1,775,410)

Other income (expense)
Dividend and interest income	1,034,171	-	(1,034,171)	(1)	-
Change in fair value of Forward Purchase Agreement liability	(9,580,000)	-	420,000	(3)	(9,160,000)
Interest expense	-	(512,385)	-		(512,385)
Loss on extinguishment of debt	-	(591,864)	-		(591,864)
Other income (expense), net	-	(84,486)	-		(84,486)
Net income (loss) before income taxes	(9,406,601)	(2,603,373)	(114,171)		(12,124,145)
Income tax provision	(224,683)	-	224,683	(1)	-
Net income (loss)	$(9,631,284)	$(2,603,373)	$110,512		$(12,124,145)

Noncontrolling interest	-	2,337	-		$2,337
Net income (loss) attributable to shareholders	$(9,631,284)	$(2,605,710)	$110,512		$(12,126,482)

Foreign currency translation adjustment	-	10,518	-		$10,518
Comprehensive loss	$(9,631,284)	$(2,595,192)	$110,512		$(12,115,964)
Weighted average shares outstanding of ConnectM common stock - basic and diluted		1,588,141
Basic and diluted net loss per share - ConnectM common stock		$(1.64)
Weighted average shares outstanding of Class A common stock subject to possible redemption - basic and diluted	7,238,125
Basic and diluted net loss per share - Class A common stock subject to possible redemption	$(1.00)
Weighted average shares outstanding of Class B common stock - basic and diluted	2,300,000
Basic and diluted net loss per share - Class B common stock	$(1.00)
Weighted average shares outstanding of Class A common stock - basic and diluted	138,000				21,124,057
Basic and diluted net loss per share - Class A common stock	$(1.00)				$(0.57)

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the Three Months Ended March 31, 2024

The transaction accounting adjustments included in the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2024 are as follows:

(1)     Reflects an adjustment to eliminate interest income related to the Trust Account and any related income taxes.

(2)     Reflects the removal of transaction costs occurred during the period, as such costs would not be incurred subsequent to the business combination.

(3)     Reflects the adjustment to the fair value of the put option associated with the Forward Purchase Agreement Liability as part of the completion of the Merger.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2023

	MCAC (Historical)	ConnectM (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Revenues	-	19,972,239	-		19,972,239
Costs and expenses	-	-	-		-
Cost of services	-	14,934,962	-		14,934,962
Selling, general and administrative	2,980,863	12,502,148	500,000	(2)	15,983,011
Total operating expenses	2,980,863	27,437,110	500,000		30,917,973

Loss from operations	(2,980,863)	(7,464,871)	(500,000)		(10,945,734)

Other income (expense)
Dividend and interest income	4,551,468	-	(4,551,468)	(1)	-
Change in fair value of Forward Purchase Agreement liability	(15,600,000)	-	(9,160,000)	(3)	(24,760,000)
Interest expense	-	(1,431,354)	-		(1,431,354)
Loss on extinguishment of debt	-	(370,320)	-		(370,320)
Other income (expense), net	-	67,691	-		67,691
Net income (loss) before income taxes	(14,029,395)	(9,198,854)	(14,211,468)		(37,439,717)
Income tax provision	(913,808)	-	913,808	(1)	-
Net income (loss)	$(14,943,203)	$(9,198,854)	$(13,297,660)		$(37,439,717)

Noncontrolling interest	-	(49,188)	-		$(49,188)
Net income (loss) attributable to shareholders	$(14,943,203)	$(9,149,666)	$(13,297,660)		$(37,390,529)

Foreign currency translation adjustment	-	97,613	-		$97,613
Comprehensive loss	$(14,943,203)	$(9,052,053)	$(13,297,660)		$(37,292,916)
Weighted average shares outstanding of ConnectM common stock - basic and diluted		1,588,141
Basic and diluted net loss per share - ConnectM common stock		$(5.76)
Weighted average shares outstanding of Class A common stock subject to possible redemption - basic and diluted	8,909,750
Basic and diluted net loss per share - Class A common stock subject to possible redemption	$(1.32)
Weighted average shares outstanding of Class B common stock - basic and diluted	2,300,000
Basic and diluted net loss per share - Class B common stock	$(1.32)
Weighted average shares outstanding of Class A common stock - basic and diluted	138,000				$21,124,057
Basic and diluted net loss per share - Class A common stock	$(1.32)				$(1.77)

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2023

The transaction accounting adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023 are as follows:

(1)     Reflects an adjustment to eliminate interest income related to the Trust Account and any related income taxes.

(2)     Reflects the removal of transaction costs occurred during the period, as such costs would not be incurred subsequent to the business combination.

(3)     Reflects the adjustment to the fair value of the put option associated with the Forward Purchase Agreement Liability as part of the completion of the Merger.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1.	Basis of Presentation

The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, MCAC was treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of New ConnectM represent a continuation of the financial statements of ConnectM, and the Business Combination was treated as the equivalent of ConnectM issuing stock for the net assets of MCAC, accompanied by a recapitalization. The net assets of MCAC are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are those of ConnectM.

The unaudited pro forma condensed combined balance sheet as of March 31, 2024, combines the historical balance sheet of MCAC as of March 31, 2024, and the historical balance sheet of ConnectM as of March 31, 2024 on a pro forma basis as if the Business Combination and the other events contemplated by the Business Combination Agreement had been consummated on March 31, 2024. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2024, combines the historical statements of operations of MCAC for the three months ended March 31, 2024, and the historical statements of operations of ConnectM for the three months ended March 31, 2024 on a pro forma basis as if the Business Combination and the other events contemplated by the Business Combination Agreement had been consummated on January 1, 2023, the beginning of the earliest period presented.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023, combines the historical statements of operations of MCAC for the year ended December 31, 2023, and the historical statements of operations of ConnectM for the year ended December 31, 2023 on a pro forma basis as if the Business Combination and the other events contemplated by the Business Combination Agreement had been consummated on January 1, 2023, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial information and accompanying notes have been derived from and should be read in conjunction with:

•	the historical unaudited condensed consolidated financial statements of MCAC as of and for the three months ended March 31, 2024, and the related notes, which are included in MCAC’s Quarterly Report on Form 10-Q filed with the SEC on May 14, 2024 (the “MCAC 10-Q”);

•	the historical audited consolidated financial statements of MCAC as of and for the year ended December 31, 2023 and the related notes, which are included in MCAC’s Annual Report on Form 10-K filed with the SEC on March 13, 2024 (the “MCAC 10-K”);

•	the historical unaudited condensed consolidated financial statements of ConnectM as of and for the three months ended March 31, 2024, and the related notes;

•	the historical audited consolidated financial statements of ConnectM as of and for the year ended December 31, 2023 and the related notes;

•	other information relating to MCAC and ConnectM contained in this Current Report, including the Business Combination Agreement and the description of certain terms thereof.

The unaudited pro forma condensed combined financial information should also be read together with the sections of the MCAC 10-K and the MCAC 10-Q entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” as well as other financial information included elsewhere in this Current Report.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

Certain transactions, specifically the transaction expenses recognized by MCAC and ConnectM in the pro forma transaction accounting adjustments for the three months ended March 31, 2024 and the year ended December 31, 2023 are not expected to recur in the statement of operations of the combined entity subsequent to the consummation of the business combination.

While the Combined Company is subject to tax at the corporate level, the Company is in a net loss position which results in a deferred tax asset which has been determined to not be more likely than not to be realized. Thus, the Combined Company does not have an income tax benefit. Accordingly, no adjustments for the income tax impact related to transaction accounting adjustments have been reflected.

The pro forma adjustments reflecting the consummation of the Business Combination are based on information available as of the date of this Current Report and certain assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in these notes, may be revised as additional information becomes available and is evaluated. Therefore, the actual adjustments may materially differ from the pro forma adjustments that appear in this Current Report. Management considers this basis of presentation to be reasonable under the circumstances.

One-time direct and incremental transaction costs anticipated to be incurred by ConnectM prior to, or concurrent with, the Closing are reflected in the unaudited pro forma condensed combined balance sheet as a direct reduction to the New ConnectM’s additional paid-in capital and are assumed to be cash settled.

Since the Business Combination is accounted for as a reverse merger and recapitalization of ConnectM into MCAC, the costs incurred by MCAC to consummate the merger are expensed as incurred.

2.	Loss per Share

Represents the net loss per share calculated using the historical weighted averages shares of MCAC Common Stock outstanding, and the issuance of additional shares in connection with the Business Combination and other related events, assuming all shares were outstanding since January 1, 2023. As the Business Combination and other related events are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable in connection with the Business Combination have been outstanding for the entire period presented. No unexercised stock options and warrants were included in the earnings per share calculation as they would be anti-dilutive.

Three months ended March 31, 2024
Pro Forma Combined
Pro forma net loss	$(12,124,145)
Weighted average shares outstanding-basic and diluted	21,124,057
Net loss per share-basic and diluted	$(0.57)
New ConnectM Class A shares	193,142
Rights (1)	920,000
Founder Shares (2)	2,300,000
Meteora Forward Purchase Agreement (3)	3,288,466
New ConnectM shares issued in merger to ConnectM (4)	14,422,449
Shares oustanding	21,124,057

Year Ended December 31, 2023
Pro Forma Combined
Pro forma net loss	$(37,439,717)
Weighted average shares outstanding-basic and diluted	21,124,057
Net loss per share-basic and diluted	$(1.77)
New ConnectM Class A shares	193,142
Rights (1)	920,000
Founder Shares (2)	2,300,000
Meteora Forward Purchase Agreement (3)	3,288,466
New ConnectM shares issued in merger to ConnectM (4)	14,422,449
Shares oustanding	21,124,057

(1)	Each holder of the Rights issued at the IPO date automatically received one-tenth (1/10) of one share of Class A common stock as a result of the initial Business Combination. No additional consideration is required to be paid by a holder of Rights to receive his, her, or its additional Class A common stock as a result of the initial business combination. The Class A common stock issued upon exchange of the Rights is freely tradable (except to the extent held by affiliates of the Company).

(2)	All of the Founder Shares have converted into shares of Class A Common Stock at the Closing.

(3)	In connection with the execution of the Merger Agreement, MCAC and Meteora Special Opportunity Fund (“Meteora”), entered into the Forward Purchase Agreement for a Forward Purchase Transaction. On the Closing Date, Meteora, from the open market, purchased approximately 3.3 million of MCAC's Class A Common Stock. In accordance with the Forward Purchase Transaction, the funds associated with this purchase are to be placed in an escrow account, which will be released to Meteora or ConnectM on the third anniversary of the Merger.

(4)	In connection with the consummation of the business combination, the total Merger Consideration is 14,500,000 of MCAC common stock, subject to an upward adjustment depending on the extent to which MCAC's transaction expenses exceed $8,000,000. This threshold was not achieved, and as such, no upward adjustment occurred. Such Merger Consideration includes the ConnectM warrants, which are issued and outstanding, but require exercise by the warrant holders. As such, these are not considered to be issued and outstanding as of the date of the consummation of the business combination.

The following outstanding shares of common stock equivalents are excluded from the computation of pro forma diluted net income per share for all the periods and scenarios presented because including them would have an anti-dilutive effect.

MCAC Public Warrants	9,200,000
MCAC Private Warrants	3,040,000
MCAC Working Capital Warrants	750,000
ConnectM Stock Options	473,937
ConnectM Warrants	77,551
Total	13,541,487